AMERIGON INCORPORATED

_________________________

STOCK PURCHASE AGREEMENT
_________________________


750,000 SHARES OF CLASS A COMMON STOCK,
NO PAR VALUE PER SHARE,

OF

AMERIGON INCORPORATED





Dated as of December 29, 1995















TABLE OF CONTENTS

Section	Page

1.	Agreement to Sell and Purchase the Common Stock	1

2.	Closing of Sale of Shares	1

3.	Conditions to Closing	2
3.1	Conditions Precedent to Obligations of the Purchaser on
the Closing Date	2
(a)	Representations and Warranties	2
(b)	Performance	2
(c)	Compliance Certificate	2
(d)	Opinion of Counsel	2
(e)	Legal Investment	2
(f)	Compliance With Securities Laws	2
(g)	Proceedings and Documents	3
(h)	Sale of Other Shares	3
(i)	Registration Rights Agreement	3
(j)	Related Matters	3
(k)	No Adverse U.S. Legislation, Action or Decision	3
(l)	Governmental and Third Party Permits, Consents, Etc.
	4
(m)	Secretary's Certificate	4
(n)	Payment of Closing Fees	4
3.2.	Conditions Precedent to Obligations of the Company on
the Closing Date	4
(a)	Representations and Warranties	4
(b)	Performance	4
(c)	Compliance With Securities Laws	4
(d)	Sale of Other Shares	5
(e)	Related Matters	5
(f)	No Adverse U.S. Legislation, Action or Decision	5

4.	Representations and Warranties, Etc.	5
4.1.	Organization and Qualification; Authority	5
4.2.	Subsidiaries	6
4.3.	Licenses	6
4.4.	Corporate and Governmental Authorization; No
Contravention	6
4.5.	Validity and Binding Effect	7
4.6.	Capitalization	7
4.7.	Litigation; Defaults	7
4.8.	Outstanding Debt	8
4.9.	No Material Adverse Change	8
4.10.	Employee Programs	8
4.11.	Private Offerings	10
4.12.	Broker's or Finder's Commissions	11
4.13.	Disclosure	11
4.14.	Foreign Assets Control Regulation, Etc.	12
4.15.	Investment Company Act	12
4.16.	Public Utility Holding Company Act	12
4.17.	Interstate Commerce Act	12
4.18.	Environmental Regulation, Etc.	12
4.19.	Properties and Assets	13
4.20.	Insurance	14
4.21.	Employment Practices	14
4.22.	Financial Statements	15
4.23.	Intellectual Property	15
4.24.	Taxes	17
4.25.	Transactions with Affiliates	18
4.26.	Dividend Payments	18

5.	Purchase for Investment; Source of Funds	18

6.	Covenants	19
6.1	Issuance of Additional Shares in Exempt Transactions.
	19
6.2	Other Issuances of Additional Shares.	20
6.3	Press Releases	21

7.	Restrictions on Transfer	21
7.1.	Restrictive Legends	21
7.2.	Notice of the Proposed Transfer; Opinions of Counsel
	22

8.	Definitions	23

9.	Miscellaneous	27
9.1.	Indemnification; Expenses, Etc.	27
9.2.	Survival of Representations and Warranties;
Severability	28
9.3.	Amendment and Waiver	29
9.4.	Notices.	29
9.5.	Entire Agreement.	29
9.6.	Successors and Assigns	29
9.7.	Descriptive Headings	30
9.8.	Satisfaction Requirement	30
9.9.	GOVERNING LAW	30
9.10.	Service of Process	30
9.11.	Counterparts	31
9.12.	No Adverse Interpretation of Other Agreements
	31
9.13.	WAIVER OF JURY TRIAL	31



SCHEDULES


SCHEDULE 4.1	--	Qualified Jurisdictions
SCHEDULE 4.2	--	Subsidiaries
SCHEDULE 4.6	--	Agreements Affecting Securities
SCHEDULE 4.7	--	Litigation; Defaults
SCHEDULE 4.8	--	Debt and Other Liabilities
SCHEDULE 4.9	--	Material Adverse Changes
SCHEDULE 4.10	--	ERISA
SCHEDULE 4.18	--	Environmental
SCHEDULE 4.19	--	Liens
SCHEDULE 4.20	--	Insurance
SCHEDULE 4.21	--	Employment Practices
SCHEDULE 4.23	--	Patents and Trademarks
SCHEDULE 4.24	--	Taxes
SCHEDULE 4.25	--	Transactions with Affiliates
SCHEDULE 4.26	--	Dividend Payments

EXHIBITS

EXHIBIT A	--	Form of Opinion of Troy & Gould Professional
Corporation
EXHIBIT B	--	Form of Registration Rights Agreement



AMERIGON INCORPORATED
404 E. Huntington Drive
Monrovia, California  91016


	STOCK PURCHASE AGREEMENT dated as of December 29, 1995 between Amerigon Incorporated, a California corporation (the "Company"), and the purchaser listed on the signature page hereto (the "Purchaser"). Unless otherwise defined, capitalized terms used in this Agreement are defined in
Section 8; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to a "section" or a "subdivision" are, unless otherwise specified, to a section or a subdivision of this Agreement.

	The Company in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agrees with the Purchaser as follows:

	1.	Agreement to Sell and Purchase the Common Stock.
At the Closing provided for in Section 2, the Company will issue and sell to the Purchaser and, subject to the terms and conditions of this Agreement, the Purchaser will purchase from the Company, the number of shares of the Company's Class A Common Stock, no par value per share
("Common Stock"), specified opposite the Purchaser's name on the signature page hereto at the purchase price of $8.00 per share payable in cash by wire transfer of immediately available funds. Contemporaneously with entering into this Agreement, the Company is entering into separate stock purchase agreements (the "Other Stock Purchase Agreements") identical, except with respect to choice of law and the last sentence of Section 9.6, with this Agreement with each of the Purchasers other than the Purchaser (the "Other Purchasers"), providing for the sale to each of the Other Purchasers, at such Closing and at the purchase price set forth above, of the number of shares of Common Stock specified on the signature pages to the Other Stock Purchase Agreements. The term "Shares" refers to the shares of Common Stock to be purchased by the Purchaser under this Agreement and the Other Purchasers under the Other Stock Purchase Agreements.

	2.	Closing of Sale of Shares.  The purchase and
delivery of the Shares to be purchased by the Purchasers shall take place simultaneously at the offices of Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts, and Latham & Watkins, 650 Town Center Drive, Costa Mesa, California at a closing (the "Closing") on December 29, 1995 or at such other place or on such other date as the Purchasers and the Company may agree upon (such date on which the Closing shall have actually occurred, being referred to herein as the "Closing Date"). At the Closing, the Company will deliver or cause to be delivered to the Purchaser the Shares to be purchased by it against payment of the purchase price therefor. If at the Closing the Company shall fail to tender to the Purchaser any of the Shares to be purchased by it as provided in this Section 2, or any of the conditions specified in Section 3 shall not have been satisfied by the Company or waived by the Purchaser, the Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

	3.	Conditions to Closing.

		3.1	Conditions Precedent to Obligations of the
Purchaser on the Closing Date. The Purchaser's obligation to purchase and pay for the Shares to be sold to it at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived at the option of the Purchaser:

			(a)	Representations and Warranties.  The
representations and warranties of the Company contained in
Section 4 hereof shall be true and correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Shares and the other transactions contemplated to be consummated at the Closing by this Agreement, except that any representations and warranties that relate to a particular date or period shall be true in all material respects as of such date or period.

			(b)	Performance.  The Company shall have
performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing.

			(c)	Compliance Certificate.  The Company
shall have delivered to the Purchaser an Officers'
Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 3.1(a) and (b) have been fulfilled.

			(d)	Opinion of Counsel.  The Purchaser shall
have received from Troy & Gould Professional Corporation, counsel for the Company, their favorable opinion substantially in the form set forth in Exhibit A, addressed to the Purchaser, dated the Closing Date and otherwise satisfactory in substance and form to the Purchaser.

			(e)	Legal Investment.  On the Closing Date,
the Purchaser's purchase of the Shares shall be permitted by the laws and regulations of the jurisdiction to which the Purchaser is subject (including, without limitation, Section
5 of the Securities Act), and shall not subject the Purchaser to any tax, penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation, and shall not be enjoined
(temporarily or permanently) under, prohibited by or contrary to any injunction, order or decree applicable to the Purchaser.

			(f)	Compliance With Securities Laws.  The
offering, issuance and sale of the Shares under this Agreement shall have complied with all applicable requirements of federal securities laws and the Purchaser shall have received evidence, if any, of such compliance in form and substance satisfactory to the Purchaser.

			(g)	Proceedings and Documents.  All
corporate and other proceedings contemplated by this Agreement shall be satisfactory to the Purchaser and the Purchasers' Counsel, and the Purchaser and the Purchasers' Counsel shall have received all such counterpart originals or certified or other copies of such documents as the Purchaser or the Purchasers' Counsel may reasonably request.

			(h)	Sale of Other Shares.  Concurrently with
the Closing, the Company shall have issued and sold to each of the Other Purchasers, and each such Other Purchaser shall have purchased from the Company, the Shares to be issued and sold to each such Other Purchaser at the Closing as specified in the applicable signature page of each of the Other Stock Purchase Agreements.

			(i)	Registration Rights Agreement.
Simultaneously with or prior to the issuance and sale to the Purchasers of the Shares to be purchased by the Purchasers at the Closing, the Company and the Purchasers shall have duly entered into a registration rights agreement substantially in the form of Exhibit B (the "Registration Rights Agreement"), the Purchasers shall have received fully-executed counterparts of the Registration Rights Agreement in such numbers reasonably requested by them, such agreement shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived.

			(j)	Related Matters.  As of the Closing, the
Company's and its Subsidiaries' By-laws and Certificates of Incorporation or documents equivalent thereto shall not have been modified or amended since the date delivered by the Company to the Purchaser.

			(k)	No Adverse U.S. Legislation, Action or
Decision. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United
States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Purchaser's reasonable judgment, could materially and adversely affect any of the Shares or any part thereof as an investment. There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Purchaser, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Purchaser's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

			(l)	Governmental and Third Party Permits,
Consents, Etc. The Company and its Subsidiaries shall have duly applied for and obtained all approvals, orders, licenses, consents and other authorizations (collectively, the "Approvals") from each federal, state and local government and governmental agency, department or body, or pursuant to any agreement to which the Company or any of its Subsidiaries is a party or to which any of them or any of their assets is subject, which may be required in connection with this Agreement.

			(m)	Secretary's Certificate.  The Purchaser
shall have received a certificate, dated the Closing Date, of the Secretary or Assistant Secretary of the Company, certifying (i) that the Company's Charter Documents (as appropriate) are true, complete and correct and resolutions relating to the transactions contemplated hereby are true, complete and correct, (ii) that there are no proceedings or other action for dissolution, liquidation or reorganization of the Company, (iii) as to the incumbency and specimen signatures of officers who shall have executed instruments, agreements and other documents in connection with the transactions contemplated hereby, (iv) that certain agreements, instruments and other documents are in the form approved in the resolutions referred to in clause (i) above, and (v) as to other matters, and with such other attachments thereto, as Purchasers' Counsel may reasonably request, which certificates and attachments thereto shall be satisfactory in form and substance to such Purchaser.

			(n)	Payment of Closing Fees.  The Company
shall have paid the fees, expenses and disbursements of Purchasers' Counsel reflected in statements of such counsel rendered prior to or on the Closing Date.

		3.2.	Conditions Precedent to Obligations of the
Company on the Closing Date. The Company's obligation to issue the Shares at the Closing is subject to the fulfillment prior to or at the Closing of the following conditions, any or all of which may be waived at the option of the Company:

			(a)	Representations and Warranties.  The
representations and warranties of the Purchaser in Section 5 hereof shall be true and correct in all material respects when made and at the time of the Closing, after giving effect to the sale of the Shares and the other transactions contemplated to be consummated at the Closing by this Agreement, except that any representations and warranties that relate to a particular date or period shall be true in all material respects as of such date or period.

			(b)	Performance.  The Purchaser shall have
performed and complied in all material respects with all agreements and conditions contained in this Agreement required to be performed or complied with prior to or at the Closing.

			(c)	Compliance With Securities Laws.  The
offering, issuance and sale of the Shares under this Agreement shall have complied with all applicable requirements of federal securities laws and the Company shall have received evidence, if any, of such compliance in form and substance satisfactory to the Company.

			(d)	Sale of Other Shares.  Concurrently with
the Closing, the Company shall have issued and sold to each of the Other Purchasers, and each such Other Purchaser shall have purchased from the Company, the Shares to be issued and sold to each such Other Purchaser at the Closing as specified in the applicable signature page of each of the Other Stock Purchase Agreements.

			(e)	Related Matters.  At the Closing, the
Company shall have received payment in full for the transactions consummated pursuant to this Agreement and the Other Stock Purchase Agreements.

			(f)	No Adverse U.S. Legislation, Action or
Decision. No legislation, order, rule, ruling or regulation shall have been enacted or made by or on behalf of any governmental body, department or agency of the United
States, nor shall any legislation have been introduced and favorably reported for passage to either House of Congress by any committee of either such House to which such legislation has been referred for consideration, nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in the Company's reasonable judgment, could materially and adversely affect any of the Shares or any part thereof as an investment.
There shall be no action, suit, investigation or proceeding pending or threatened, against or affecting the Company, any of its properties or rights, or any of its Affiliates, associates, officers or directors, before any court, arbitrator or administrative or governmental body which (i) seeks to restrain, enjoin, prevent the consummation of or otherwise affect the transactions contemplated by this Agreement, or (ii) questions the validity or legality of any such transactions or seeks to recover damages or to obtain other relief in connection with any such transactions, and, to the Company's knowledge, there shall be no valid basis for any such action, proceeding or investigation.

	4.	Representations and Warranties, Etc.  In order to
induce the Purchaser to purchase the Shares, the Company represents and warrants that:

		4.1.	Organization and Qualification; Authority.
The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a material adverse effect on the condition
(financial or otherwise), assets, business or results of operations of (a "Material Adverse Effect" on) the Company and its Subsidiaries on a consolidated basis. The Company has heretofore delivered to Purchasers' Counsel complete and correct copies of the certificate of incorporation or articles of organization or equivalent organizational document and of the by-laws or equivalent document of the Company, each as amended to date and as presently in effect
(collectively, "Charter Documents"). A list of all jurisdictions in which the Company is qualified, registered or licensed to do business as a foreign corporation is attached hereto as Schedule 4.1.

		4.2.	Subsidiaries.  The Company's Subsidiaries are
set forth on Schedule 4.2 hereto. Each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own and lease its properties, and carry on its business as presently conducted, is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations make such qualification, registration or licensing necessary, except where the failure so to qualify or be in good standing would not have a Material Adverse
Effect on such Subsidiary. A list of all jurisdictions in which each Subsidiary is qualified, registered or licensed to do business as a foreign corporation is attached hereto as Schedule 4.2. Except as disclosed on Schedule 4.2, the Company owns, directly or indirectly, all of the outstanding shares of Capital Stock of each of its Subsidiaries free of any Lien, restriction (other than restrictions generally applicable to securities under federal, provincial or state securities laws) or encumbrance and said shares have been duly issued and are validly outstanding.

		4.3.	Licenses.  The Company and its Subsidiaries
hold all material licenses, franchises, permits, consents, registrations, certificates and other approvals (including, without limitation, those relating to environmental matters, public and worker health and safety, buildings, highways or zoning) (individually, a "License" and collectively, "Licenses") required for the conduct of its business as now being conducted, and is operating in compliance therewith, except where the failure to hold any such License or to operate in compliance therewith would not have a Material
Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually.
Except as set forth on Schedule 4.18, the Company and its Subsidiaries are in compliance with all laws, regulations, orders and decrees applicable to it, except in each case where the failure so to comply would not have a Material
Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually, or a Material Adverse Effect on the ability of the Company or any of its Subsidiaries to perform on a timely basis any obligation that it has or will have under any Transaction
Document to which it is a party.

		4.4.	Corporate and Governmental Authorization; No
Contravention. The execution, delivery and performance by the Company and its Subsidiaries of the Transaction
Documents to which they are a party and all other instruments or agreements to be executed in connection herewith or therewith, and the issuance and sale to the Purchasers of the Shares pursuant to this Agreement and the Other Stock Purchase Agreements (i) are within the Company's and Subsidiaries' respective corporate powers, having been duly authorized by all necessary corporate action on the part of the Company and each such Subsidiary, (ii) do not require any License, authorization, approval, qualification or formal exemption from, or other action by or in respect of, or filing of a declaration or registration with, any court, Governmental Authority, agency or official or other
Person (except as may be required, or has been obtained, under the Securities Act or state securities or Blue Sky laws), (iii) do not contravene or constitute a default under or violation of any provision of applicable law or regulation of any Governmental Authority, the Charter
Documents of the Company or any of its Subsidiaries, any agreement (or require the consent of any Person under any agreement that has not been obtained) to which the Company or any of its Subsidiaries is a party, or any judgment, injunction, order, decree or other instrument binding upon the Company, any of its Subsidiaries or any of their respective properties, except where such contravention, default or violation would not have a Material Adverse
Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually, (iv) and do not and will not result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

		4.5.	Validity and Binding Effect.  Each of the
Transaction Documents has been duly executed and delivered by the Company and those Subsidiaries which are a party thereto and is a valid and binding agreement of the Company and its Subsidiaries, as applicable, enforceable against the Company and such Subsidiaries, as applicable, in accordance with its terms, except for (a) the effect upon the Transaction Documents of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the rights of creditors generally and (b) limitations imposed by a court of competent jurisdiction under general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of the Transaction Documents and upon the availability of injunctive relief or other equitable remedies.

		4.6.	Capitalization.  As of the Closing Date,
except as set forth on Schedule 4.6 hereto, there are no outstanding subscriptions, options, warrants, rights, convertible or exchangeable securities or other agreements or commitments of any character obligating the Company or its Subsidiaries to issue any securities. As of the Closing Date, except as set forth on Schedule 4.6, there are no voting trusts or other agreements or understandings to which the Company or its Subsidiaries is a party with respect to the voting of the Capital Stock of the Company or the Subsidiaries. Except as set forth on Schedule 4.6 or as contemplated by the Registration Rights Agreement, neither the Company nor any of its Subsidiaries has entered into any agreement to register its equity or debt securities under the Securities Act.

		4.7.	Litigation; Defaults.  Except as set forth on
Schedule 4.7 or Schedule 4.18, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any of its Subsidiaries, or any properties of any of the foregoing, before or by any court or arbitrator or any governmental body, agency or official which (individually or in the aggregate) could reasonably be expected to (i) have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually, or (ii) impair the ability of the Company or any Subsidiary to perform fully on a timely basis any material obligation which the Company or such Subsidiary has or will have under any Transaction Document to which the Company or such Subsidiary is a party. Except as set forth on Schedule 4.7 or Schedule 4.18, neither the Company nor any of its Subsidiaries is in violation of, or in default under (and there does not exist any event or condition which, after notice or lapse of time or both, would constitute such a default under), any term of its Charter
Documents, or of any term of any agreement, instrument, judgment, decree, order, statute, injunction, governmental regulation, rule or ordinance (including without limitation, those relating to zoning, city planning or similar matters) applicable to the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound, or to any properties of the Company or any of its Subsidiaries, except in each case to the extent that such violations or defaults, individually or in the aggregate, would not reasonably (a) affect the validity of any Transaction
Document, (b) have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually, or (c) impair the ability of the Company or any of its Subsidiaries to perform fully on a timely basis any material obligation which the Company or such Subsidiary has or will have under any Transaction
Document to which the Company or such Subsidiary is a party.

		4.8.	Outstanding Debt.  Except as set forth in the
Financial Statements or on Schedule 4.8 hereto, at and as of the Closing Date, neither the Company nor any of its Subsidiaries will have outstanding any debt for borrowed money, or obligations or liabilities evidenced by bonds, debentures, notes or other similar instruments or under capital leases other than short-term debt incurred in the ordinary course of business. Schedule 4.8 contains a complete and accurate list of all material guarantees, assumptions, purchase agreements and similar agreements and arrangements whereby the Company or any of its Subsidiaries is or may become directly or indirectly liable or responsible for the indebtedness or other obligations of another Person other than the Company or any of its Subsidiaries, except for negotiable instruments endorsed for collection or deposit in the ordinary course of its business, identifying, with respect to each of the respective parties, amounts and maturities.

		4.9.	No Material Adverse Change.  Except as set
forth in Schedule 4.9, since September 30, 1995, there has been (i) no material adverse change in the condition
(financial or other), assets, business, or results of operations of the Company or any of its Subsidiaries, (ii) no obligation or liability (contingent or other) incurred by the Company or any of its Subsidiaries, other than obligations and liabilities incurred in the ordinary course of business, and no mortgage, encumbrance or Lien placed on any of the properties of the Company or any of its Subsidiaries which remains in existence on the Closing Date, and (iii) no acquisition or disposition of any material assets by the Company or any of its Subsidiaries (or any contract or arrangement therefor), or any other material transaction, otherwise than for fair value in the ordinary course of business.

		4.10.	Employee Programs.  Schedule 4.10 sets
forth a list of every Employee Program maintained by the Company or any Current Affiliate at any time during the six-year period ending on the Closing Date or with respect to which a liability of the Company or an Affiliate exists.
Each Employee Program (other than a Multiemployer Plan) which has been maintained by the Company during the six-year period ending on the Closing Date and which has been intended to qualify under Section 401(a) or Section
501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section or the remedial amendment period under Section 401(b) of the Code has not yet expired with respect to such Employee Program and, to the knowledge of the Company, nothing has occurred that would adversely affect such qualification since the date of such letter or application for a determination or approval letter has been timely made and to the knowledge of the Company, no reason exists why a favorable determination or approval shall not be granted. Except as set forth on
Schedule 4.10, the Company does not know of any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company or any Current Affiliate, and no such failure will result from completion of the transactions contemplated hereby. With respect to any Employee Program ever maintained by the Company or an Affiliate, there has been no "prohibited transaction," as defined in Section 406 of ERISA or Code Section 4975, or breach of any duty under ERISA or other applicable law or any agreement which in any such case could subject the Company to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, or taxes, or any other loss or expense. No litigation or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or threatened with respect to any such Employee Program (other than a Multiemployer Plan).

	The Company and its Current Affiliates have not incurred any liability under title IV of ERISA which has not been paid in full prior to the Closing. Neither the Company nor any of its Current Affiliates is liable for any material "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any Affiliate and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program subject to title IV of ERISA, there has been no (and the transactions contemplated by this Agreement will not result in any) (i) "reportable event," within the meaning of ERISA
Section 4043 or the regulations thereunder (for which the notice requirement is not waived under 29 C.F.R. Part 2615) or (ii) other event or condition which presents a material risk of plan termination or any other event that may cause the Company or any Current Affiliate to incur material liability or have a material Lien imposed on its assets under title IV of ERISA. All payments and/or contributions required to have been made by the Company and its Current Affiliates (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs subject to title IV of ERISA ever maintained by the Company or any Affiliate, for all periods prior to the Closing, have been timely made. Except as described on Schedule 4.10, no Employee Program maintained by the Company or an Affiliate and subject to title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. With respect to Multiemployer Plans maintained by the Company or any Affiliate, Schedule 4.10 states the aggregate amount of withdrawal liability or other termination liability that would be incurred by the Company or any Affiliate if there were a withdrawal from any such plan as determined by the most recent withdrawal liability calculation prepared by such plan. Except as disclosed on Schedule 4.10, none of the Employee Programs which is a welfare plan maintained by the Company or any Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by part 6 of subtitle B of title I of ERISA or comparable statutes or regulations) or has ever promised to provide such post-termination benefits.

	For purposes of this section:

		(i)	"Employee Program" means (A) any employee
benefit plan within the meaning of Section 3(3) of ERISA and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA, and (B) any stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation arrangements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (A) above, and (C) any trust used to fund benefits under the foregoing maintained by the Company or any Affiliate.

		(ii)	An entity is an "Affiliate" of the Company if
it would have ever been considered a single employer with the Company under ERISA Section 4001(b) or part of the same
"controlled group" as the Company for purposes of ERISA
Section 302(d)(8)(C); an entity is a "Current Affiliate" if it currently would be considered a single employer with the Company under ERISA Section 4001(b) or part of the same
"controlled group" as the Company for purposes of ERISA
Section 302(d)(8)(C); and each reference to the Company includes the Subsidiaries.

		(iii)	An entity "maintains" an Employee
Program if such entity sponsors, contributes to, or provides benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or, in respect of such employees, their spouses, dependents, or beneficiaries).

		(iv)	"Multiemployer Plan" means a pension or non-
pension employee benefit plan to which more than one employer contributes and which is maintained pursuant to one or more collective bargaining agreements.

		4.11.	Private Offerings.  No form of general
solicitation or general advertising including, but not limited to, advertisements, articles, notices or other communications, published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, was used by the Company or any of its Subsidiaries or any of the Company's or such Subsidiary's representatives, or, to the knowledge of the Company, any other Person acting on behalf of the Company or any of its Subsidiaries, in connection with the offering of the Shares being purchased under this Agreement or under any other Transaction Document. Neither the Company, nor any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has directly or indirectly offered the Shares, or any part thereof or any other similar securities or the securities being purchased under any Transaction Document, for sale to, or sold or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with any Person or Persons other than the Purchasers and other investors who the Company reasonably believed had such knowledge and experience in financial and business matters that they were capable of evaluating the merits and risks of purchasing the Shares. The Company further represents to the Purchaser that, assuming the accuracy of the representations of the Purchaser and the Other Purchasers as set forth in Section 5 hereof, neither the Company, nor any of its Subsidiaries nor any Person acting on the Company's or such Subsidiary's behalf has taken or will take any action which would subject the issue and sale of the Shares or the securities being purchased under any Transaction Document to the provisions of Section 5 of the Securities
Act, except as contemplated by the Registration Rights
Agreement.

		4.12.	Broker's or Finder's Commissions.  In
addition to and not in limitation of any other rights hereunder, the Company and the Subsidiaries agree that they will indemnify and hold harmless the Purchaser from and against any and all claims, demands or liabilities for broker's, finder's, placement agent's or other similar fees or commissions and any and all liabilities with respect to any taxes (including interest and penalties) payable or incurred or alleged to have been incurred by the Company or any of its Subsidiaries or any Person acting or alleged to have been acting on the Company's or such Subsidiary's behalf, in connection with this Agreement, the issuance or sale of the Shares, or any other transaction contemplated by any of the Transaction Documents.

		4.13.	Disclosure.

			(a)	As of the Closing Date, there is no
untrue statement of material fact in this Agreement or in any of the other Transaction Documents, and no omission of a material fact necessary in order to make the statements contained herein and therein not materially misleading in light of the circumstances in which such statements were made.

			(b)	There is no material fact known to the
Company which the Company has not disclosed to the Purchaser or Purchasers' Counsel in writing which has or, insofar as the Company can reasonably foresee, may have or will have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually, or a Material Adverse Effect on the ability of the Company or any of its Subsidiaries to perform its obligations under any of the Transaction Documents to which it is a party or in respect of the Shares or any document contemplated hereby or thereby.

		4.14.	Foreign Assets Control Regulation, Etc.
Neither the issue and sale of the Shares by the Company nor its use of the proceeds thereof as contemplated by this Agreement will violate the Foreign Assets Control
Regulations, the Transaction Control Regulations, the Cuban Assets Control Regulations, the Foreign Funds Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the Libyan Sanctions Regulations, the Soviet Gold Coin Regulations, the
Panamanian Transactions Regulations, the Haitian
Transactions Regulations, or the Iraqi Sanctions Regulations of the United States Treasury Department (31 C.F.R.,
Subtitle B, Chapter V, as amended) or Executive Orders 12722 and 12724 (transactions with Iraq).

		4.15.	Investment Company Act.  The Company is
not an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act"), and is not deemed to be an "investment company" for purposes of Section 12(d)(1) of the 1940 Act.

		4.16.	Public Utility Holding Company Act.
Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

		4.17.	Interstate Commerce Act.  Neither the
Company nor any of its Subsidiaries is, nor will be, a "rail carrier," or a Person controlled by or affiliated with a "rail carrier," within the meaning of Title 49, U.S.C.
Neither the Company nor any of its Subsidiaries is a "carrier" or other Person to which 49 U.S.C. Section
11301(b)(1) is applicable.

		4.18.	Environmental Regulation, Etc.

			(a)	Except as set forth on Schedule 4.18, to
the knowledge of the Company, each of the Company and its Subsidiaries (i) has no liability under any Environmental
Law or common law cause of action relating to or arising from environmental conditions which would have a Material
Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually, and any property owned, operated, leased, or used by the Company and its Subsidiaries and any facilities and operations thereon comply with and will continue to comply with all applicable Environmental Laws, except to the extent that any failure to comply would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually; (ii) has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and
(iii) has no reason to believe that any of the items enumerated in clause (ii) of this paragraph will be forthcoming.

			(b)	Except as set forth on Schedule 4.18, to
the knowledge of the Company: (i) each of the Company and its Subsidiaries has never and currently does not expect to generate, transport, use, store, treat, dispose of, or manage any Hazardous Waste, except in accordance with applicable Environmental Laws; (ii) the Company is not aware of and has not caused any Release or Threat of Release of a Hazardous Material at any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries; (iii) the Company and its Subsidiaries have never had Hazardous Material transported from any site presently or formerly owned, operated, leased, or used by the Company or any of its Subsidiaries for treatment, storage, or disposal at any other place, except in accordance with applicable Environmental Laws; (iv) the Company and its Subsidiaries do not presently own, operate, lease, or use any site on which underground storage tanks are or were located; (v) the Company and its Subsidiaries have never placed underground tanks on any site owned, operated, leased or used by the Company or any of its Subsidiaries; (vi) the Company and its Subsidiaries have never removed underground tanks from any site presently or formerly owned, operated, leased or used by the Company or any of its Subsidiaries; (vii) the Company and its Subsidiaries have never had a Lien imposed by any Governmental Authority on any property, facility, machinery, or equipment owned, operated, leased, or used by the Company or any of its Subsidiaries in connection with the presence of any Hazardous Material.

		4.19.	Properties and Assets.  The Company and
its Subsidiaries have good record and marketable fee title to all real Property and all other Property and assets, whether tangible or intangible, owned by them and reasonably necessary in the conduct of business of the Company or such Subsidiaries, except defects in title which do not and will not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. All of the leases necessary in any material respect for the operation of their respective properties and assets, under which the Company or any of its Subsidiaries holds any Property or assets, real or personal, are valid, subsisting and enforceable and afford peaceful and undisturbed possession of the subject matter of the lease, and no material default by the Company or any of its Subsidiaries exists under any of the provisions thereof.
All buildings, machinery and equipment of the Company and its Subsidiaries are in good repair and working order, except for ordinary wear and tear that would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. All material current uses of such Property or assets of the Company and its Subsidiaries are permitted as of right under all appropriate laws, regulation and ordinances and no such law, regulation or ordinance interferes with such current or proposed uses. To the knowledge of the Company, there is no pending or formally proposed change in any such laws, regulations and ordinances which would have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. Except as set forth on Schedule 4.19, no condemnation proceeding is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries. All Property and assets of any kind (real or personal, tangible or intangible) of the Company and its Subsidiaries are free from all Liens except for (i) Liens which would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually; and (ii) Liens disclosed on Schedule 4.19 hereto. Neither the Company nor any of its Subsidiaries has signed any material financing statement, as debtor or lessee, or any security agreement authorizing any secured party thereunder to file any such financing statement.

		4.20.	Insurance.  A list of all insurance
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors under which the Company or any of its Subsidiaries may derive any material benefit is set forth on Schedule
4.20 hereof. There is no claim by the Company or any of its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, reserved, denied or disputed by the underwriters of such policies or bonds or their agents where such question, reservation, denial or dispute would have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. All premiums due and payable under all such policies and bonds have been paid, and the Company and its Subsidiaries are otherwise in full compliance with the terms and conditions of all such policies and bonds. Except as set forth on Schedule 4.20, such policies of insurance and bonds (or other policies and bonds providing substantially similar insurance coverage) are and have been in full force and effect for at least the last year or since the inception of the Company or any of its Subsidiaries, as the case may be, and remain in full force and effect. Such policies of insurance and bonds are of the type and in amounts customarily carried by Persons conducting business similar to that presently conducted by the Company and its Subsidiaries. The Company knows of no threatened termination of any such policies or bonds.

		4.21.	Employment Practices.  Except as set
forth in Schedule 4.21, neither the Company nor any of its Subsidiaries is a party to or in the process of negotiating any collective bargaining or labor agreement or union contract. There is no (i) charge, complaint or suit pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries respecting employment, hiring for employment, terminating from employment, employment practices, employment discrimination, terms and conditions of employment, safety, wrongful termination, or wages and hours, (ii) unfair labor practice charge or complaint pending or, to the knowledge of the Company, threatened against, or decision or order in effect and binding on, the Company or any of its Subsidiaries before or of the National Labor Relations Board, (iii) grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, (iv) strike, labor dispute, slow-down, work stoppage or other interference with work pending or, to the knowledge of the Company, threatened against the Company or its Subsidiaries, or (v) to the knowledge of the Company, union organizing activities or union representation question threatened or existing with respect to any groups of employees of the Company or any of its Subsidiaries, which in the case of (i)-(v) above could have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually.

		4.22.	Financial Statements.

			(a)	The Company has delivered to the
Purchaser complete and correct copies of the consolidated financial statements for the fiscal year ended December 31, 1994 and the nine months ended September 30, 1995, together with the notes thereto (the "Financial Statements"). The Financial Statements fairly present in all material respects the financial position of the Company and its Subsidiaries on a consolidated basis on the dates of such statements and the results of their operations for the periods covered thereby, and except with respect to unaudited financial statements and the notes thereto and statements of cash flows and subject to customary year-end adjustments, have been prepared in accordance with GAAP, consistently applied.

			(b)	As of September 30, 1995 and as of the
Closing Date, and except as set forth in the Schedules hereto, there are no material liabilities or claims relating to the Company or its Subsidiaries of any nature, whether accrued, absolute, contingent or otherwise, asserted or, to the Company's knowledge, unasserted, except liabilities or claims stated or adequately reserved against in the Financial Statements or liabilities or claims incurred in the ordinary course of the Company's and its Subsidiaries' operations which are not required to be reflected in the Financial Statements or in the notes thereto under GAAP.
Nothing has come to the attention of the Company since the date of the Financial Statements which would indicate that the Financial Statements were not true and correct in all material respects as of the respective dates thereof.

		4.23.	Intellectual Property.

			(a)	Except as described on Schedule 4.23,
the Company and its Subsidiaries have exclusive ownership of, or exclusive license to use, all patent, copyright, trade secret, trademark, or other proprietary rights used or to be used in the business of the Company or any of its Subsidiaries and material to the Company and its Subsidiaries on a consolidated basis or to the Subsidiaries, individually (collectively, "Intellectual Property"). There are no claims or demands of any other Person pertaining to any of such Intellectual Property and no proceedings have been instituted, or are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof. The
Company and its Subsidiaries have the right to use, free and clear of claims or rights of other Persons, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to their products or their business as presently conducted or contemplated.

			(b)	All patents, patent applications,
trademarks, trademark applications and registrations and registered copyrights which are owned by or licensed to the Company or any of its Subsidiaries or used or to be used by the Company or any of its Subsidiaries in their business as presently conducted, and which are material to the Company and its Subsidiaries on a consolidated basis or to the Subsidiaries, individually are listed on Schedule 4.23. All of such patents, patent applications, trademark registrations, trademark applications and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

			(c)	All material licenses or other
agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property are listed on Schedule 4.23. Except as set forth on Schedule 4.23, all said licenses or other agreements are in full force and effect and to the knowledge of the Company there is no material default by any party thereto.

			(d)	All material licenses or other
agreements under which the Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or any of its Subsidiaries are listed on Schedule 4.23. Except as set forth on Schedule 4.23, all of said licenses or other agreements are in full force and effect, and to the knowledge of the Company there is no material default by any party thereto.

			(e)	The Company and its Subsidiaries have
taken all steps required in accordance with sound business practice and business judgment to establish and preserve their ownership of all material copyright, trade secret and other proprietary rights with respect to their products and technology. The Company and its Subsidiaries regularly require all professional and technical employees, and other employees having access to valuable non-public information of the Company or any of its Subsidiaries, to execute agreements under which such employees are required to convey to the Company or any of its Subsidiaries, as applicable, ownership of all inventions and developments conceived or created by them in the course of their employment and to maintain the confidentiality of all such information of the Company and its Subsidiaries. To the Company's knowledge, neither the Company nor its Subsidiaries made any such information available to any Person other than employees of the Company or any of its Subsidiaries except pursuant to written agreements requiring the recipients to maintain the confidentiality of such information and appropriately restricting the use thereof. To the knowledge of the Company, there are no infringements by others of any of its or any Subsidiary's Intellectual Property rights.

			(f)	To the knowledge of the Company, the
present business, activities and products of the Company or any of its Subsidiaries do not infringe any intellectual property of any other Person, except where such infringement would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. No proceeding charging the Company or any of its Subsidiaries with infringement of any adversely held Intellectual Property has been filed or is, to the knowledge of the Company, threatened to be filed. To the Company's knowledge, there exists no unexpired patent or patent application which includes claims that would be infringed by or otherwise have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. Neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any Person, including without limitation, to the knowledge of the Company, any former employer of any past or present employee of the Company or any of its Subsidiaries except where such use would not have a Material Adverse Effect on the Company and its Subsidiaries on a consolidated basis or on the Subsidiaries, individually. Except as set forth on Schedule
4.23, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any of its or any Subsidiary's employees have any agreements or arrangements with any Persons other than the Company or any of its Subsidiaries related to confidential information or trade secrets of such Persons or restricting any such employee's engagement in business activities of any nature. The activities of the Company or any of its Subsidiaries or any of its or any Subsidiary's employees acting on behalf of the Company or any of its Subsidiaries do not violate any such agreements or arrangements known to the Company which any such employees have with other Persons.

		4.24.	Taxes.  The Company and its
Subsidiaries, and any predecessors to the Company and any of its Subsidiaries, have filed or obtained extensions of all federal, state, local and foreign income, excise, franchise, real estate, sales and use and other tax returns heretofore required by law to be filed by each of them. All material taxes, including, without limitation, all federal, state, county, local, foreign or other income, Property, sales, use, franchise, value added, employees' income withholding, social security, unemployment and other taxes, of any nature whatsoever which have become due or payable by the Company or any of its Subsidiaries, or by any predecessors thereto, including any fines or penalties with respect thereto or interest thereon, whether disputed or not (collectively, "Taxes"), have been paid in full or are adequately provided for in accordance with GAAP on the financial statements of the applicable Person. All material deposits, Taxes and other assessments and levies required by law to be made, withheld, collected or provided for by the Company or any of its Subsidiaries, or any predecessors thereto, including deposits with respect to Taxes constituting employees' income withholding taxes, have been duly made, withheld, collected or provided for and have been paid over to the proper federal, state or local authority, or are held by the applicable Person for such payment. No Liens arising from or in connection with Taxes have been filed and are currently in effect against the Company or any of its Subsidiaries, except for Liens for Taxes which are not yet due. Except as set forth on Schedule 4.24 hereto, neither the Company nor any of its Subsidiaries, nor any predecessor thereto, has executed or filed with the IRS or any other taxing authority any agreement or document extending, or having the effect of extending, the period for assessment or collection of any Taxes. The federal income tax returns of the Company and each of its Subsidiaries, and any predecessor thereto, have been examined by the IRS, or the statute of limitations with respect to federal income taxes has expired, for all tax years to and including the fiscal year ended December 31, 1990 and, except as set forth on
Schedule 4.24, any deficiencies have been paid in full or are being contested in good faith by appropriate action, or appropriate reserves therefor have been established on the Company's or applicable Subsidiaries' books or financial statements. Except as set forth on Schedule 4.24, neither the Company nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement. Except as set forth on Schedule 4.24, no audits or investigations are pending or, to the knowledge of the Company, threatened with respect to any tax returns or taxes of the Company or any of its Subsidiaries, or any predecessor thereto.

		4.25.	Transactions with Affiliates.  Except as
set forth on Schedule 4.25, there are no material transactions, agreements or understandings, existing or presently contemplated, between or among the Company or any of its Subsidiaries and any of its officers or directors or stockholders or any of their Affiliates or associates.

		4.26.	Dividend Payments.  Except as set forth
on Schedule 4.26, the Company is not subject to any consensual restriction on its ability to pay dividends.

	5.	Purchase for Investment; Source of Funds.

		(a)	The Purchaser represents that (i) it is an
accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of its business and financial experience, and the business and financial experience of those persons, if any, retained by it to advise it with respect to its investment in the Shares, such Purchaser together with such advisers have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that it is purchasing the Shares for its own account or for one or more separate accounts maintained by it or for the account of one or more institutional investors on whose behalf the Purchaser has authority to make this representation for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder. The Purchaser understands and agrees that the Shares have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available.

		(b)	Each Purchaser which is an insurance company
represents, to the knowledge of such Purchaser, that no part of the funds to be used by it to purchase the Shares to be purchased by such Purchaser constitutes assets allocated to any separate account maintained by such Purchaser that contains the assets of any Employee Program on Schedule 4.10
(or its related trust). Each Purchaser which is not an insurance company or an "investment company" (as defined in the Investment Company Act of 1940, as amended) also represents, to the knowledge of such Purchaser, that Purchaser is not using "Plan Assets", as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, to purchase the Shares. The representations made in the preceding sentences are made solely in reliance upon, and subject to, the accuracy of the Company's representations contained in Section 4.10 of this Agreement and the list of Employee Programs shown on Schedule 4.10. As used in this section, the term "separate account" shall have the meaning assigned to it in Section 3(17) of ERISA.

		(c)	The Purchaser represents that it has full
power and authority and has taken all action necessary to authorize it to enter into and perform its obligations under this Agreement and all other documents or instruments contemplated hereby. This Agreement is the legal, valid and binding obligation of each Purchaser, and is enforceable in accordance with its terms.

		(d)	Other than Sutro & Co., and Lido Consulting,
Inc. whose fees shall be paid by the Company, to the best of Purchaser's knowledge, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the sale of the Company's
Common Stock to Purchaser based upon arrangements made by or on behalf of the Purchaser. Purchaser makes no representations or warranties as to arrangements with brokers, investment bankers, financial advisors or other persons entered into by the Company.

	6.	Covenants.

		6.1	Issuance of Additional Shares in Exempt
Transactions. The Company agrees that it shall not, on or prior to June 30, 1996, without the prior written consent of the purchasers of a majority of the shares of Common Stock purchased pursuant to the Transaction Documents, issue any additional shares of Capital Stock of the Company other than in Exempt Transactions. "Exempt Transactions" means:

	(i)	a bona fide public offering, defined as an
underwritten public offering of at least $5,000,000 in gross proceeds that also constitutes a "distribution" as defined in Rule 10b-6 of the Securities Exchange Act of 1934;

	(ii)	issuances of securities (a) upon exercise of
options or warrants described in Schedule 4.6 hereto, or (b) through the exercise of options or warrants granted or to be granted under employee stock option plans, which plans are approved by a majority of the Company's Board of Directors;

	(iii)	the issuance of securities in connection with
a joint venture, partnership, strategic alliance or other business relationship between the Company and another
Person, the primary purpose of which is to (a) allow the Company to acquire an interest in technology, patents, licenses, software, or other intellectual property or similar rights from such Person, or (b) allow the Company to develop, manufacture, market, distribute or otherwise exploit a product, prototype, technology, patent, license, software, or other intellectual property or other right, owned by the Company or other Persons where such Person is contributing technology, management expertise or other skills and not merely financing;

	(iv)	the issuance of securities for which a
registration statement is filed on a Form S-8 (or any substitute form that is adopted by the Commission);

	(v)	the issuance of securities pursuant to a merger or
acquisition transaction whereby the Company merges with or acquires a similar or complementary business or technology, patents, licenses, software, or other intellectual property or similar rights, separately or in combination with other assets, which are similar or complementary to those of the Company; or

	(vi)	issuances of Securities pro rata to all holders of
any class of Capital Stock in any stock dividend.

		6.2	Other Issuances of Additional Shares.  The
Company agrees that if the Company at any time or from time to time, on or prior to June 30, 1997, issues or makes any offering of its Capital Stock in any transaction not involving an Exempt Transaction, as defined in Section 6.1, the Purchaser and all the Other Purchasers shall also be offered the opportunity to acquire from the Company, on the same terms as the issuance or offering in such transaction, up to the same number of shares of Capital Stock so offered or issued, allocated pro rata among the Purchaser and such Other Purchasers or in such other manner as they may agree.

	The Company shall give written notice to the Purchaser (the "Offer Notice"), which notice shall describe the terms and conditions of the proposed issuance or offering, including the name and address of all Persons to whom such issuance or offering is proposed to be made, the consideration to be paid (the "Offer Consideration") and any other material terms and conditions thereof, and shall contain an offer (collectively, the "Offer") to sell to the Purchaser and all Other Purchasers such number of shares as determined according to this Section 6.2 ("the Offered Shares") upon the same terms and conditions as the proposed issuance or offer, except that if such issuance or offer is to be made otherwise than for cash, cash equivalents or marketable securities against delivery, the fair market value of the non-cash portion of the Offer Consideration shall be established in such manner as is mutually agreed by the Company and the Purchaser, and failing such agreement, by a national "Big 6" accounting firm or investment bank mutually selected by the Company and the Purchaser, and the Offer shall be deemed to offer to sell the Offered Shares to Purchaser for an aggregate amount of cash equal to (A) the fair market value of the non-cash portion of the Offer Consideration as so established, (B) the fair market value of the portion of the Offer Consideration constituting marketable securities, and (C) the portion of the Offer Consideration constituting cash and cash equivalents. The Offer shall be signed by the Company and shall be accompanied by any agreement(s) between the Company and any Person to whom such shares are offered or issued, and shall remain open to be accepted by the Purchaser for a period of seven (7) business days after the date which is the later to occur of (A) the actual receipt of the Offer by the Purchaser or (B) the date which is five (5) days after written notice is given to the parties of the fair market value of the non-cash portion of the Offer Consideration
(the "Offer Period"), during which period the Purchaser may accept the Offer with respect to some or all of the Offered Shares by written notice thereof to the Company. In the event that the Purchaser accepts the Offer with respect to some or all of the Offered Shares, the Purchaser shall have forty (40) days (the "Purchase Period") after the end of the Offer Period (or more if the Company is not using its good faith efforts to consummate the transaction) to consummate the transaction with the Company.

		The Purchaser, in its sole discretion, may, in addition to or in lieu of its exercising its rights pursuant to this Section 6.2 as set forth above, designate one or more other Persons Affiliated with the Purchaser as designees to acquire all or any portion of the Offered
Shares in accordance with the provisions of this Section 6.2 as set forth above.

		6.3	Press Releases.  The Company shall not issue
any press release naming the Purchaser therein, without the prior written consent of the Purchaser, which consent may be withheld in the Purchaser's sole discretion.

	7.	Restrictions on Transfer.

		7.1.	Restrictive Legends.  Except as otherwise
permitted by this Section 7, each certificate representing the Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED, EXCEPT PURSUANT TO (i) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR RULE 144A UNDER SUCH ACT, OR (iii) ANY OTHER EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO SUCH ACT, PROVIDED THAT, IF REQUESTED BY THE COMPANY, AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND SUBSTANCE WILL BE FURNISHED TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

	The Company shall maintain a copy of this Agreement and any amendments thereto on file in its principal office, and will make such copy available during normal business hours for inspection to any party thereto or will provide such copy to the Purchaser upon its request.

	Whenever the legend requirement imposed by this section
7.1 shall terminate, as provided herein below, the respective holders of Shares for which such legend requirements have terminated shall be entitled to receive from the Company, at the Company's expense, certificates without such legend.

		7.2.	Notice of the Proposed Transfer; Opinions of
Counsel. The holder of each certificate representing the Shares bearing the restrictive legend set forth in Section
7.1 above ("Restricted Security"), agrees that in connection with any transfer of such Restricted Security, the transferring holder will provide the Company upon reasonable request by the Company to such transferring holder with (a) written notice describing the manner or circumstances of such transfer or proposed transfer and/or (b) upon reasonable request by the Company to such transferring holder, an opinion of counsel, which is knowledgeable in securities law matters (including in-house counsel), in form and substance reasonably satisfactory to the Company, to the effect that the proposed transfer of such Restricted
Security may be effected without registration of such Restricted Security under the Securities Act. If for any reason the Company (after having been furnished with the opinion required to be furnished pursuant to this Section
7.2) shall fail to notify such holder within 5 business days after such holder shall have delivered such opinion to the Company that, in its or its counsel's opinion, the transfer may not be legally effective (the "Illegal Transfer
Notice"), such holders shall thereupon be entitled to transfer the Restricted Security as proposed. If the holder of the Restricted Security delivers to the Company an opinion of counsel (including in-house counsel or regular counsel to such Purchaser or its investment adviser) in form and substance reasonably satisfactory to the Company that subsequent transfers of such Restricted Security will not require registration under the Securities Act, or if the Company does not provide the holder with an Illegal Transfer
Notice as set forth above, the Company will promptly after such contemplated transfer deliver new certificates for such Restricted Security which do not bear the Securities Act legend set forth in Section 7.1 above. The restrictions imposed by this Section 7 upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 promulgated under the Securities Act. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Company a new security of the same type but not bearing the restrictive Securities Act legend set forth in Section 7.1 and not containing any other reference to the restrictions imposed by this Section 7.
Notwithstanding any of the foregoing, no opinion of counsel will be required to be rendered pursuant to this Section 7.2 with respect to the transfer of any Securities on which the restrictive legend has been removed in accordance with this
Section 7.2.  As used in this Section 7.2, the term
"transfer" encompasses any sale, transfer or other disposition of any Securities referred to herein.

	8.	Definitions.  As used herein the following terms
have the following respective meanings:

		"Affiliate," except as otherwise defined in this Agreement, means any Person directly or indirectly controlling or controlled by or under common control with the Company or any Subsidiary, provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

		"Agreement" means this Agreement, as amended, modified or supplemented from time to time, together with any exhibits, schedules or other attachments thereto.

		"Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

		"Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

		"Charter Documents" has the meaning ascribed thereto in Section 4.1 hereof.

		"Closing" has the meaning ascribed thereto in
Section 2 hereof.

		"Closing Date" has the meaning ascribed thereto in
Section 2 hereof.

		"Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended from time to time.

		"Commission" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

		"Common Stock" has the meaning ascribed thereto in
Section 1 hereof.

		"Company" has the meaning ascribed thereto in the introduction hereof, and shall include the Company's successors by merger, acquisition, reorganization or otherwise.

		"Consolidation" has the meaning ascribed thereto in Section 3.1(j) hereof.
		"Current Affiliate" has the meaning ascribed thereto in Section 4.10 hereof.

		"Employee Program" has the meaning ascribed thereto in Section 4.10 hereof.

		"Environment" means soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata and ambient air.

		"Environmental Law(s)" means and includes any environmental or health and safety-related law, regulation, rule, ordinance, or legally enforceable requirement at the foreign, federal, state, or local level.

		"ERISA" means the Employee Retirement Income
Security Act of 1974, and the rules and regulations thereunder, as amended from time to time.

		"Financial Statements" has the meaning ascribed thereto in Section 4.22 hereof.

		"GAAP" means generally accepted accounting principles and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting
Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession that are applicable to the circumstances as of the date of determination, applied on a consistent basis.

		"Governmental Authority" means any governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, department or other instrumentality or political unit or subdivision, whether domestic or foreign.

		"Hazardous Materials" means and includes any hazardous waste, hazardous material, hazardous substance, petroleum product, oil, toxic substance, pollutant, contaminant, or other substance that poses a threat to human health or safety, as defined or regulated under any Environmental Law.

		"Hazardous Waste" means and includes any hazardous waste as defined or regulated under any Environmental Law.

		"Illegal Transfer Notice" has the meaning ascribed thereto in Section 7.2 hereof.

		"Indemnified Party" or "Indemnified Parties" has the meaning ascribed thereto in Section 9.1(a) hereof.

		"Intellectual Property" has the meaning ascribed thereto in Section 4.23(a) hereof.

		"IRS" means the Internal Revenue Service or any successor agency.

		"License" or "Licenses" has the meaning ascribed thereto in Section 4.3 hereof.

		"Lien" means any mortgage, lien (statutory or otherwise), charge, pledge, hypothecation, conditional sales agreement, adverse claim, title retention agreement or other security interest, encumbrance or other title defect in or on any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement with respect to any Property or asset of such Person.

		"Losses" has the meaning ascribed thereto in
Section 9.1(a) hereof.

		"Material Adverse Effect" has the meaning ascribed thereto in Section 4.1 hereof.

		"Multiemployer Plan" has the meaning ascribed thereto in Section 4.10 hereof.

		"Officers' Certificate" means a certificate executed on behalf of the Company by (a) the Chairman of the Board of Directors (if an officer) or the President or one of the Vice Presidents of the Company and (b) the Treasurer or one of the Assistant Treasurers or the Secretary or one of the Assistant Secretaries of the Company.

		"Other Purchasers" has the meaning ascribed thereto in Section 1 hereof.

		"Other Stock Purchase Agreements" has the meaning ascribed thereto in Section 1 hereof.

		"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or other agency or political subdivision thereof.

		"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

		"Purchaser" except as defined elsewhere in this Agreement, has the meaning ascribed thereto in the introduction hereof.

		"Purchasers" except as defined elsewhere in this Agreement, shall mean the Purchaser and the Other
Purchasers.

		"Purchasers' Counsel" means with respect to Fidelity Copernicus Fund, L.P. and Fidelity Galileo Fund, L.P., Goodwin, Procter & Hoar, a partnership including professional corporations, acting as special counsel to certain of the Purchasers in connection with the transactions contemplated hereunder; and with respect to HBI Financial Inc., means Latham & Watkins, a partnership.

		"Registration Rights Agreement" has the meaning ascribed thereto in Section 3.1(i), as amended or supplemented from time to time in accordance with the terms thereof.

		"Release" means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the Environment.

		"Restricted Security" has the meaning ascribed thereto in Section 7.2 hereof.

		"Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

		"Rule 144A" means Rule 144A as promulgated by the Commission under the Securities Act, and any successor rule or regulation thereto.

		"Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations of the Commission promulgated thereunder.

		"Shares" has the meaning ascribed thereto in
Section 1 hereof.

		"Subsidiary" means with respect to any Person, any corporation, association or other business entity of which securities representing more than 50% of the combined voting power of the total Voting Stock (or in the case of an association or other business entity which is not a corporation, more than 50% of the equity interest) is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. When used herein without reference to any Person, Subsidiary means a Subsidiary of the Company.

		"Taxes" has the meaning ascribed thereto in
Section 4.24 thereof.

		"Threat of Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the Environment which may result from such Release.

		"Transaction Documents" means, collectively, this
Agreement, the Other Stock Purchase Agreements, the
Registration Rights Agreement and any and all agreements, certificates, instruments and other documents contemplated thereby or executed and delivered in connection therewith.

		"Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Persons (irrespective of whether or not at the time, stock of any class or classes will have, or might have, voting power by reason of the happening of any contingency).

	9.	Miscellaneous.

		9.1.	Indemnification; Expenses, Etc.

			(a)	In addition to any and all obligations
of the Company to indemnify the Purchaser hereunder or under the other Transaction Documents, the Company agrees, without limitation as to time, to indemnify and hold harmless the Purchaser, its Affiliates, and the employees, officers, directors, partners and agents of the Purchaser and its Affiliates (individually, an "Indemnified Party" and, collectively the "Indemnified Parties") from and against any and all losses, claims, damages, liabilities, costs
(including the costs of preparation and attorneys' fees) and expenses (including expenses of investigation)
(collectively, "Losses") incurred or suffered by an Indemnified Party (i) in connection with or arising out of any breach of any warranty, or the inaccuracy of any representation, as the case may be, made by the Company, or the failure of the Company to fulfill any agreement or covenant contained in this Agreement or (ii) in connection with any proceeding against the Company or any Indemnified
Party brought by any third party arising out of or in connection with this Agreement or the other Transaction
Documents or the transactions contemplated hereby or thereby or any action taken in connection herewith or therewith (or any other document or instrument executed herewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated and whether or not any Indemnified Party is a formal party to any Proceeding; provided, however, that the Company shall not be liable for any Losses resulting from any action on the part of any Indemnified Party which is finally determined in such proceeding to be wrongful or which is an act of gross negligence, recklessness, or willful misconduct by such Indemnified Party. The Company agrees promptly to reimburse any Indemnified Party for all such Losses as they are incurred or suffered by such Indemnified Party.

		Except as otherwise provided herein, the Company agrees (for the benefit of each Purchaser) to pay, and to hold each Purchaser harmless from and against, all costs and expenses (including, without limitation, attorneys' fees, expenses and disbursements), if any, in connection with the enforcement against the Company, as the case may be, of this Agreement or any other Transaction Document or any other agreement or instrument furnished pursuant hereto or thereto or in connection herewith or therewith in any action in which the Purchaser attempting to enforce any of the foregoing shall prevail or in any action in which the Purchaser shall in good faith assert any provision of any of the foregoing as a defense.

			(b)	If any Indemnified Party is entitled to
indemnification hereunder, such Indemnified Party shall give prompt notice to the Company of any claim or of the commencement of any proceeding against the Company or any Indemnified Party brought by any third party with respect to which such Indemnified Party seeks indemnification pursuant hereto; provided, however, that the failure so to notify the Company shall not relieve the Company from any obligation or liability except to the extent the Company is prejudiced by such failure. The Company shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified
Party of such claim or proceeding, to assume, at the expense of the Company, the defense of any such claim or proceeding with counsel reasonably satisfactory to such Indemnified
Party. The Indemnified Party or Parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The Company shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by claimant or plaintiff to such Indemnified Party or Parties of a release, in form and substance satisfactory to the Indemnified Party or Parties, from all liability in respect of such claim, litigation or proceeding.

			(c)	In addition to any other obligations of
the Company to indemnify the Purchasers herein or pursuant to any of the Transaction Documents or any other agreements or documents executed and delivered in connection therewith, the Company will pay, and will save the Purchaser and each other holder of any of the Securities harmless from liability for the payment of all expenses arising in connection with such transactions, including, without limitation: (a) all document production and duplication charges and the reasonable fees, charges and expenses of Purchasers' Counsel (whether arising before or after the Closing Date) incurred by Purchaser in connection with the transactions contemplated hereby and any subsequent proposed modification of, or proposed consent under, this Agreement, whether or not such proposed modification shall be effected or proposed consent granted; (b) the costs and expenses, including attorneys' fees, incurred by Purchaser in enforcing any rights under this Agreement or in responding to any subpoena or other legal process issued in connection with this Agreement or the transactions contemplated hereby or thereby or by reason of Purchaser having acquired any of the Shares, including without limitation costs and expenses incurred by Purchaser in any bankruptcy proceeding of the Company; (c) the cost of delivering to Purchaser's principal office, insured to its satisfaction, the Shares delivered to Purchaser hereunder; and (d) the reasonable out-of-pocket expenses incurred by Purchaser in connection with such transactions and any such amendments or waivers.

		9.2.	Survival of Representations and Warranties;
Severability. All representations and warranties contained in this Agreement or the Transaction Documents or made in writing by or on behalf of the Company in connection with the transactions contemplated by this Agreement or the other
Transaction Documents shall survive, for the duration of any statutes of limitation applicable thereto, (i) the execution and delivery of this Agreement, (ii) any investigation at any time made by any Purchaser or on such Purchaser's behalf, (iii) the purchase of the Shares by the Purchasers under this Agreement and the Other Stock Purchase Agreements and (iv) any disposition of or payment on the Shares. All statements contained in any certificate or other instrument delivered to the Purchaser by or on behalf of the Company pursuant to this Agreement or the other Transaction
Documents shall be deemed representations and warranties of the Company under this Agreement. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

		9.3.	Amendment and Waiver.  This Agreement may be
amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by the Purchaser and the Company.

		9.4.	Notices.  Except as otherwise provided in
this Agreement, notices and other communications under this Agreement shall be in writing and shall be delivered, or mailed by registered or certified mail, return receipt requested, or by a nationally recognized overnight courier, postage prepaid, addressed, (a) if to the Purchaser, at such address as the Purchaser shall have furnished to the Company in writing, or (b) if to a transferee of the Purchaser of any Shares, at such address as the transferee shall have furnished to the Company in writing, or, until any such transferee so furnishes to the Company an address, then to and at the address of the last holder of such Shares who has furnished an address to the Company, or (c) if to the Company, at its address set forth at the beginning of this Agreement, to the attention of President, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Purchaser or the transferee of the Purchaser Shares in writing.

		9.5.	Entire Agreement.  This Agreement and the
other Transaction Documents and all documents delivered in connection herewith or therewith embody the entire agreement and understanding between the Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

		9.6.	Successors and Assigns.  Subject to the
limitations set forth in the next sentence, whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the respective parties which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of all other parties.
The terms and provisions of this Agreement and the other Transaction Documents shall inure to the benefit of and shall be binding upon any assignee or transferee of the Purchaser who takes the Shares as Registrable Securities (as defined in the Registration Rights Agreement of even date herewith), and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Purchaser shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

		9.7.	Descriptive Headings.  The headings in this
Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

		9.8.	Satisfaction Requirement.  If any agreement,
certificate or other writing, or any action taken or to be taken, is by the terms of this Agreement required to be satisfactory to the Purchaser or to the holders of a specified portion of the Shares, the determination of such satisfaction shall be made by the Purchaser or such holders, as the case may be, in the sole and exclusive judgment
(exercised in good faith) of the Person or Persons making such determination.

		9.9.	GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF
THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE
COMMONWEALTH OF MASSACHUSETTS WITHOUT REGARD TO PRINCIPLES
OF CONFLICT OF LAW.

		9.10.	Service of Process.  The Company (a)
hereby irrevocably submits itself to the jurisdiction of the courts of the Commonwealth of Massachusetts and to the jurisdiction of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, the Shares, the other Transaction Documents or the subject matter hereof or thereof brought by the Purchaser (or the Other Purchasers) or their successors or assigns and (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and
(c) hereby waives any offsets or counterclaims in any such action, suit or proceeding (other than compulsory counterclaims). The Company hereby consents to service of process by registered mail at the address to which notices are to be given under Section 9.4 hereof. The Company agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Purchaser. Final judgment against the Company in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness or liability of the Company therein described or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Purchaser may at its option bring suit or institute other judicial proceedings against the Company or any of its Subsidiaries or assets in any state or federal court of the United States or in any country or place where the Company or its assets may be found.
		9.11.	Counterparts.  This Agreement may be
executed by the parties hereto in any number of separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

		9.12.	No Adverse Interpretation of Other
Agreements. This Agreement may not be used to interpret another agreement, indenture, loan or debt agreement of the Company or any Subsidiary. Any such agreement, indenture, loan or debt agreement may not be used to interpret this Agreement.

		9.13.	WAIVER OF JURY TRIAL.  EACH PURCHASER
AND THE COMPANY HEREBY WAIVE TRIAL BY JURY IN ANY
LITIGATION, SUIT OR PROCEEDING, IN ANY COURT WITH RESPECT
TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT,
THE SHARES, ANY OTHER TRANSACTION DOCUMENTS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR WITH RESPECT TO THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, PROVIDED, HOWEVER, THAT WITH RESPECT TO ANY COMPULSORY COUNTERCLAIM (I.E., A CLAIM WHICH IF NOT BROUGHT IN SUCH ACTION WOULD RESULT IN THE PURCHASER OR COMPANY BEING FOREVER BARRED FROM BRINGING SUCH CLAIM) THE PURCHASER AND THE COMPANY SHALL HAVE THE RIGHT TO RAISE SUCH COMPULSORY COUNTERCLAIM IN ANY SUCH LITIGATION.


[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]


STOCK PURCHASE AGREEMENT
COMPANY SIGNATURE PAGE





	IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERIGON INCORPORATED, a California corporation


	By:   /s/ Lon E. Bell
	Name:   Lon E. Bell
	Title:     President




STOCK PURCHASE AGREEMENT
PURCHASER SIGNATURE PAGE


Accepted and agreed as of the
date first written above:


FIDELITY GALILEO FUND, L.P.
By: Fidelity Galileo Corp., its General Partner	Number of
Shares:   280,000

By:     /s/ Daniel G. Harmetz
	Purchase Price:  $8.00 per share
	Name:  Daniel G. Harmetz
	Title:    Chief Investment Officer

Address:	Fidelity Galileo Fund, L.P.

		Fidelity Investments
		82 Devonshire Street - F7E
		Boston, MA 02109
		Attn: Portfolio Manager

Telephone:  617-563-7882
Telecopy:  617-476-3316

Nominee (name in which the
Shares are to be registered,	Copies of notices to:
if different than name of	Wendy Schnipper Clayton, Esq.
Purchaser):   Goldman Sachs & Co.	Senior Legal Counsel
     (Nominee's Name)	Fidelity Investments
			82 Devonshire Street - F7D
Tax I.D. Number: 13-5108880	Boston, Massachusetts  02109
(if acquired in the name of a	Telephone No.:  617-563-0505
nominee, the taxpayer I.D.	Telecopier No.:  617-476-7774
number of such nominee)


Limitation of Liability: Fidelity Galileo Fund, L.P. ("Purchaser") is a Delaware limited partnership. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of any of the partners, trustees, officers, directors, employees or beneficiaries of the Purchaser as individuals and the obligations of this Agreement are not binding upon any of the partners, trustees, officers, directors, employees or beneficiaries of the Purchaser individually but are binding only upon the assets and property of the Purchaser. The Company agrees that no beneficiary, partner, trustee, officer, director or employee of the Purchaser may be held personally liable or responsible for any obligations of the Purchaser arising out of this Agreement. With respect to obligations of the Purchaser arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Purchaser.


STOCK PURCHASE AGREEMENT
PURCHASER SIGNATURE PAGE


Accepted and agreed as of the
date first written above:


FIDELITY COPERNICUS FUND, L.P.
By: Fidelity Copernicus Corp., its General Partner
	Number of Shares:   220,000

By:      /s/ Daniel G. Harmetz
	Purchase Price:  $ 8.00 per share
	Name:  Daniel G. Harmetz
	Title:    Chief Investment Officerr

Address:	Fidelity Copernicus Fund, L.P.
		Fidelity Investments
		82 Devonshire Street - F7E
		Boston, MA 02109
		Attn: Portfolio Manager

Telephone:  617-563-7882
Telecopy:  617-476-3316

Nominee (name in which the	Copies of notices to:
Shares are to be registered,	Wendy Schnipper Clayton, Esq.
if different than name of	Senior Legal Counsel
Purchaser): Dol & Co.	Fidelity Investments
     (Nominee's Name)	82 Devonshire Street - F7D
			Boston, Massachusetts  02109
Tax I.D. Number: 04-2562749	Telephone No.:  617-563-0505
(if acquired in the name of a	Telecopier No.:  617-476-7774
nominee, the taxpayer I.D.
number of such nominee)



Limitation of Liability: Fidelity Copernicus Fund, L.P. ("Purchaser") is a Delaware limited partnership. Each of the parties hereto acknowledges and agrees that this Agreement is not executed on behalf of any of the partners, trustees, officers, directors, employees or beneficiaries of the Purchaser as individuals and the obligations of this Agreement are not binding upon any of the partners, trustees, officers, directors, employees or beneficiaries of the Purchaser individually but are binding only upon the assets and property of the Purchaser. The Company agrees that no beneficiary, partner, trustee, officer, director or employee of the Purchaser may be held personally liable or responsible for any obligations of the Purchaser arising out of this Agreement. With respect to obligations of the Purchaser arising out of this Agreement, the Company shall look for payment or satisfaction of any claim solely to the assets and property of the Purchaser.